EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Arista Power, Inc.
1999 Mt. Read Boulevard
Rochester, New York 14615

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for the year ended December 31, 2012 of our report, dated March 28, 2013 relating to the financial statements of Arista Power, Inc.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
April 5, 2013